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                                 EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use of our report dated February 20, 1997 on the consolidated financial statements of Lakeview Financial Corporation for the years ended December 31, 1996, 1995, and 1994 to be included within this Registration Statement on Form S-4 and Prospectus of Firstbank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.



                                    Crowe, Chizek and Company LLP


Grand Rapids, Michigan
June 19, 1997